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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                            -------------------------


                                   FORM 8-K/A

                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             -----------------------


                     Date of Report
                     (Date of earliest
                     event reported):      February 20, 2001

Commission     Name of Registrant, State of Incorporation,                             IRS Employer
File Number    Address of Principal Executive Offices and Telephone Number    Identification Number
------         -----------------------------------------------------------    ---------------------
1-9894         ALLIANT ENERGY CORPORATION                                                39-1380265
               (a Wisconsin corporation)
               222 West Washington Avenue
               Madison, Wisconsin 53703
               Telephone (608) 252-3311

0-4117-1       IES UTILITIES INC.                                                        42-0331370
               (an Iowa corporation)
               Alliant Energy Tower
               Cedar Rapids, Iowa 52401
               Telephone (319) 398-4411


This joint Form 8-K/A is separately filed by Alliant Energy Corporation and IES Utilities Inc.

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     The undersigned registrants hereby amend Item 5 of their Current Report on
Form 8-K dated February 20, 2001 to provide in its entirety as follows:


Item 5.   Other Events and Regulation FD Disclosure.

     Alliant Energy Corporation ("AEC") and IES Utilities Inc., an operating public utility and a subsidiary of AEC ("IESU"), reported the following information with respect to IESU and Interstate Power Company, a Delaware corporation, an operating public utility and a subsidiary of AEC ("IPC").


                          SUMMARY OPERATING STATISTICS

     As of December 31, 2000, IESU furnished retail electric service to approximately 347,000 customers in 525 cities, villages and towns. IESU also supplied wholesale electric service to five customers. During the nine-month period ended September 30, 2000, IESU derived its electric operating revenues from the following types of customers:

     --   residential -- 37%

     --   commercial -- 28%

     --   industrial -- 29%

     --   sales for resale -- 4%

     --   other -- 2%.

     The maximum net hourly peak load on IESU's electric system in the year ended December 31, 2000 was 2,067 megawatts. At the time of the peak load on IESU's system, IESU had the capacity to provide up to 2,143 megawatts of electricity, including 1,916 megawatts of generated capacity and 227 megawatts of purchased capacity under contract. During 2000, IESU's net kilowatt-hour sources of electricity consisted of the following:

     --   coal -- 52%

     --   nuclear -- 26%

     --   purchases -- 18%

     --   natural gas - 3%

     --   other -- 1%.

     As of December 31, 2000, IESU provided retail natural gas service to approximately 182,000 customers in 212 cities, villages and towns. During the nine-month period ended September 30, 2000, IESU derived its gas operating revenues from the following types of customers:

     --   residential -- 60%

     --   commercial -- 29%

     --   industrial -- 8%

     --   transportation and other -- 3%.


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                               RECENT DEVELOPMENTS

     The following information for the year ended December 31, 2000 has been derived from IESU's and IPC's preliminary unaudited results of operations.

     IES Utilities. IESU's earnings available for common stock increased 12.2% to $73.5 million on operating revenues of $876.0 million for the year ended December 31, 2000 compared to earnings available for common stock of $65.5 million on operating revenues of $800.7 million for the year ended December 31, 1999. IESU's operating income increased 3.9% to $167.8 million, or 19.2% of operating revenues, for the year ended December 31, 2000 compared to $161.5 million, or 20.2% of operating revenues, for the year ended December 31, 1999.

     The increase in IESU's earnings available for common stock and its operating income was primarily due to reduced other operation and maintenance expenses, higher electric and gas margins and lower tax expense primarily due to a lower effective income tax rate. Those changes were partially offset by higher depreciation and amortization expense due to property additions. Higher interest income, largely due to a tax settlement realized in 2000, also contributed to the increase in earnings available for common stock.

     Reduced other operation and maintenance expenses were primarily due to lower energy efficiency expenses and reduced administrative and general expenses resulting from expenses incurred in 1999 relating to IESU's Year 2000 readiness program and lower employee benefit costs. Such decreases were partially offset by higher nuclear operation costs and one-time fees related to the transfer from the Mid-Continent Area Power Pool reliability region to the Mid-America Interconnected Network, Inc. region. Electric margin increased due to increased sales resulting from economic growth, partially offset by the impact of a 1999 change in estimate of the utility services rendered but unbilled at month-end, milder weather and reduced recoveries for Iowa-mandated energy efficiency programs. Gas margin increased primarily due to increased sales resulting from colder weather in the fourth quarter of 2000.

     Interstate Power Company. IPC's earnings available for common stock decreased 7.7% to $26.2 million on operating revenues of $358.0 million for the year ended December 31, 2000 compared to earnings available for common stock of $28.4 million on operating revenues of $342.1 million for the year ended December 31, 1999. IPC's operating income decreased 7.5% to $56.8 million, or 15.9% of operating revenues, for the year ended December 31, 2000 compared to $61.4 million, or 17.9% of operating revenues, for the year ended December 31, 1999.

     The decrease in IPC's earnings available for common stock and operating income was primarily due to increased other operation and maintenance expenses, higher depreciation and amortization expense due to property additions and lower gas margin. Those changes were partially offset by higher electric margin. The changes' effect on earnings available for common stock was also partially offset by reduced income tax expense due to a lower effective income tax rate.

     The increase in other operation and maintenance expenses was primarily due to increased energy efficiency expenditures and higher transmission and distribution expenses. Such increases were partially offset by expenses incurred in 1999 relating to IPC's Year 2000 readiness program and reduced employee benefit costs. The lower gas margin resulted from reduced sales. The increased electric margin was primarily due to higher sales resulting from economic growth, increased capacity sales and higher recoveries for energy efficiency programs. These items were partially offset by a 1999 change in estimate of utility services rendered but unbilled at month-end and milder weather.

     Pro Forma. The pro forma combined earnings available for common stock of IESU and IPC, giving effect to the proposed merger, increased 6.2% to $99.7 million on pro forma combined operating revenues of $1,234.0 million for the year ended December 31, 2000 compared to pro forma combined earnings available for common stock of $93.9 million on pro forma combined operating revenues of $1,142.8 million for the year ended December 31, 1999. Pro forma combined operating income increased 0.8% to $224.6 million, or 18.2%


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of pro forma combined operating revenues, for the year ended December 31, 2000 compared to $222.9 million, or 19.5% of pro forma combined operating revenues, for the year ended December 31, 1999.









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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Alliant Energy Corporation and IES Utilities Inc. have each duly caused this amendment to the report to be signed on its behalf by the undersigned hereunto duly authorized on March 1, 2001.


ALLIANT ENERGY CORPORATION
Registrant


By:  /s/ John E. Kratchmer     Corporate Controller and Chief Accounting Officer
---------------------------    (Principal Accounting Officer)
John E. Kratchmer


IES UTILITIES INC.
Registrant


By:  /s/ John E. Kratchmer     Corporate Controller and Chief Accounting Officer
---------------------------    (Principal Accounting Officer)
John E. Kratchmer





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